Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-146409, No. 333-146410, No. 333-146475 and No. 333-181217) of Teradata Corporation of our report dated February 27, 2015 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/PricewaterhouseCoopers LLP
Atlanta, Georgia
February 27, 2015